Exhibit 5.2

October 2, 2012

Watson Pharmaceuticals, Inc.

311 Bonnie Circle

Corona, California 92880

Re: Registration Statement No. 333-184122 $3,900,000,000 Aggregate Principal Amount of 1.875% Notes due 2017, 3.250% Notes due 2022 and 4.625% Notes due 2042

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TYSONS CORNER

WARSAW~

WASHINGTON, D.C.

WHITE PLAINS

*  OPERATES AS GREENBERG TRAURIG MAHER LLP

+  OPERATES AS GREENBERG TRAURIG, S.C.

^   A BRANCH OF GREENBERG TRAURIG, P.A. FLORIDA, USA

~  OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.

**  STRATEGIC ALLIANCE

Ladies and Gentlemen:

We have acted as special Nevada counsel to Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of 1.875% Notes due 2017, 3.250% Notes due 2022 and 4.625% Notes due 2042 (collectively, the “Notes”) in the aggregate principal amount of $3,900,000,000 under the indenture dated as of August 24, 2009 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the third supplemental indenture dated as of October 2, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2012 (Registration No. 333-184122) (the “Registration Statement”), a base prospectus, dated September 27, 2012, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a final prospectus supplement, dated September 27, 2012, filed with the Commission pursuant to Rule 424(b) under the Act on September 28, 2012 (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined the Company’s Articles of Incorporation and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement, including the Prospectus, and the exhibits thereto.

In our capacity as special Nevada counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes.

Watson Pharmaceuticals, Inc.

October 2, 2012

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Nevada. No opinion is expressed herein with respect to (i) the qualification of the Notes under the securities or blue sky laws of any federal, state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Notes have been duly authorized by all necessary corporate action of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated October 2, 2012 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP